UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 26, 2025, the City of New York (the “City”) provided notice to GTJ REIT, Inc., a Maryland corporation (the “Company”) to exercise its renewal options under the following lease agreements that were previously entered into between the City and certain subsidiaries of the Company: (i) Agreement of Lease, dated November 29, 2005, for the premises located at 49-19 Rockaway Beach Boulevard, Arverne, New York; (ii) Agreement of Lease, dated November 29, 2005, for the premises located at 165-25 147thAvenue, Jamacia, New York; (iii) Agreement of Lease, dated November 29, 2005, for the premises located at 114-15 Guy Brewer Boulevard, Jamacia, New York; and (iv) Agreement of Lease, dated November 29, 2005, for the premises located at 85-01 24th Avenue East Elmhurst, New York (collectively, the “Lease Agreements”, and each a “Lease Agreement”).

Each of the Lease Agreements has been renewed for a 14-year renewal term, commencing in 2027 and ending in 2041. For each of the Lease Agreements, the fixed annual rent during the renewal term is as follows:

Premises	Years 1 – 4	Years 5 – 9	Years 10 – 14
49-19 Rockaway Beach Boulevard, Arverne, New York	$885,781.00	$974,359.00	$1,071,794.00
165-25 147th Avenue, Jamacia, New York	$4,092,160.00	$4,501,375.00	$4,951,513.00
114-15 Guy Brewer Boulevard, Jamacia, New York	$2,218,112.00	$2,439,923.00	$2,683,915.00
85-01 24th Avenue East Elmhurst, New York	$3,784,699.00	$4,163,168.00	$4,579,485.00

Each of the Lease Agreements was incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as Exhibits 10.2, 10.3, 10.4 and 10.5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	April 11, 2025	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer